ASHLAND PARTNERS
& Company LLP

3549 Lear Way, Suite 105
Medford, Oregon 97504
541.857.8800
Fax: 541.779.5660
www.ashlandpartners.com

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our **Opinion Report** for Symons Capital Management, Inc.'s *Small-Cap Composite*, and all references to our firm included in or made a part of the Post-Effective Amendment to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654) in regard of the Symons Small Cap Institutional Fund.

February __27, 2008

Ashland Partners & Company LLP

By:____________________________________
Nikola Feliz, CPA
Senior Manager
Ashland Partners & Company, LLP